Exhibit 5.1

August 12, 2024

Kintara Therapeutics, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

Re: Registration Statement on Form S-4 (File No. 333-279368)

Ladies and Gentlemen:

We have acted as counsel to Kintara Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated April 2, 2024 (the “Merger Agreement”), by and among the Company, Kayak Mergeco, Inc., and TuHURA Biosciences, Inc. Such transactions include the Company’s reincorporation from a Nevada corporation to a Delaware corporation prior to the completion of the merger contemplated by the Merger Agreement, pursuant to which the Company’s jurisdiction of incorporation will be changed by way of continuation from the State of Nevada to the State of Delaware (the “Reincorporation”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of up to 1,904,910,342 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of any of the Shares by the Company pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the stockholders of the Company will have approved entry into the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, including the Reincorporation proposal and the proposal to approve the reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding capital stock in a range between 1-for-20 and 1-for-40, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement, (iii) all other necessary action will have been taken under the applicable laws of the State of Nevada and the State of Delaware to authorize and permit the Reincorporation, and any and all consents, approvals and authorizations from applicable Nevada and Delaware governmental and regulatory authorities required to authorize and permit the Reincorporation will have been obtained and (iv) the merger and the transactions contemplated by the Merger Agreement, the Reincorporation and the Reverse Split, each as described in the Registration Statement, will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law.

B. The Certificate of Incorporation of the Company to be adopted upon Reincorporation (the “Delaware Charter”), in the form thereof annexed to the Registration Statement, without alteration or amendment (other than the execution thereof and identification of the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the Delaware General Corporation Law (“DGCL”), that no other certificate or document, other than the Certificate of Reincorporation as required under Section 388 of the DGCL, has been, or prior to the filing of the Delaware Charter will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Delaware Charter.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that upon the effectiveness of the Reincorporation and the Reverse Split, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws the laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours, Lowenstein

Sandler LLP